Exhibit 10.33



      Deferred Compensation Agreement by and between Booth Creek Ski Group,
                             Inc. and Brian J. Pope

                         DEFERRED COMPENSATION AGREEMENT

                  This Agreement is entered into as of the 22nd day of January, 2002, by and between Booth Creek Ski Group, Inc., a Delaware corporation (the "Company") and Brian J. Pope ("Executive").

                             W I T N E S S E T H:

                  WHEREAS, Executive has been employed by the Company and has faithfully served the Company in a capable and efficient manner, resulting in meaningful growth and progress to the Company; and

                  WHEREAS, the Company wants to reward the Executive for his/her past services and provide him/her with an inducement to continue to faithfully be employed by the Company; and

                  WHEREAS, Executive is willing to continue in the employ of the Company if the Company agrees to pay Executive certain benefits, in accordance with the provisions and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following definitions shall apply:

          a. "Board" means the board of directors of the Company.

          b. Termination of employment for "Cause" means a termination of Executive's employment in conjunction with Executive having (i) committed a felony, regardless whether in the course of his employment, excluding offenses under laws regulating motor vehicle traffic or skiing, but not excluding such offenses, if they arise from Executive's failure to cause Company to conduct its business in accordance with law (provided that, if Company shall terminate Executive's employment pursuant to this clause (i), and Executive ultimately shall be acquitted, such termination shall not be deemed a termination for Cause, as of the date of termination pursuant to this clause (i)); (ii) engaged in fraud, embezzlement involving property of Company or otherwise, or other intentional wrongful act that materially impairs the goodwill or business of Company; (iii) any willful failure to carry out any of his material responsibilities or to comply with any reasonable instruction of the board or president or Company policy, not cured, within a reasonable time of notice from the board or president; or
     (iv) otherwise materially breached any provision of this Agreement or any employment agreement that he shall have entered into with Company.

          c. "Change in Control" means (i) the sale of all or substantially all of the assets of BC (as hereinafter defined), or reorganization, recapitalization, merger, consolidation, or other transaction involving BC or changing the rights, designations, or preferences of outstanding BC capital stock (a "BC Transaction"), or a sale of Common Equivalents, in any case as a result of which the Investors do not collectively own at least 20% of the Common Equivalents that they own on the date hereof or (ii) a similar event that the Board, in its sole discretion, determines should be similarly treated. "Common Equivalents" means (i) the Company Class A or Class B common stock or warrants to purchase Class B common stock; (ii) any BC common stock or equivalent security, if BC shall not be a corporation; or (iii) any security distributed without consideration by BC in respect of, or exchanged pursuant to a BC Transaction in whole or part for, Common Equivalents. "BC" means the Company or any other issuer that, pursuant to a BC Transaction not causing a Change in Control, shall have acquired control of all of the businesses controlled by BC immediately before such BC Transaction. "Investors" means John Hancock Life Insurance Company, Hancock Mezzanine Partners, L.P., CIBC WG Argosy Merchant Fund 2 L.L.C., Co-Investment Merchant Fund, LLC, any person acquiring any Common Equivalent from an Investor in a transaction not causing a Change in Control, and any affiliate of an Investor, insofar as such affiliate owns any Common Equivalent. In computing the percentage of Common Equivalents owned by the Investors on any date ("measuring date") for purposes of the first sentence of this definition, the Investors shall be deemed to own on the date hereof the amount of Common Equivalents that they would have owned on the measuring date had they never disposed of any Common Equivalent (except in exchange for another Common Equivalent pursuant to a BC Transaction or by exercising or converting a Common Equivalent for or into another Common Equivalent).

          d. "Common Stock" means the Company's Class B Common Stock, $.001 par value per share.

          e. "Stock Share" means a share of Common Stock issued as part of a restricted stock award to Executive under the Company's 2001 Stock
     Incentive Plan (the "Plan"), that is subject to the Restricted Stock Agreement between the Company and Executive, dated as of even date.

          f. "Triggering Event" means a sale or other transfer of Stock Shares in accordance with applicable requirements (including a sale or other transfer to, or redemption by, the Company of Stock Shares, whether in conjunction with the netting out of Stock Shares to satisfy withholding requirements upon an option exercise, or in conjunction with the exercise of a right of first refusal, a call right, a put right, a corporate transaction or otherwise) other than a transfer at death (by will or intestacy) of Stock Shares.

     2. Establishment of Deferred Compensation Account and Deferred Compensation Units. The Company shall establish on its books a special ledger "Deferred Compensation Account" for Executive and shall credit thereto two hundred (200) Deferred Compensation Units (as hereinafter defined). A Deferred Compensation Unit is a measuring device that measures the amount of deferred compensation to be paid to the Executive in accordance with the terms of this Agreement.

     3. Vesting of Deferred Compensation Units.

          a. The deferred compensation obligation created hereunder shall vest (i.e., shall no longer be forfeitable, except as provided in Section 3(d)) as to 60% of the Deferred Compensation Units as of the date of this Agreement, and shall vest as to an additional 20% of the Deferred Compensation Units on each of November 1, 2002 and November 1, 2003; provided that, with respect to each such vesting date, Executive has remained continuously employed by the Company through such date. Consequently, the deferred compensation obligation shall be fully vested as to 100% of the Deferred Compensation Units on November 1, 2003, if Executive remains continuously employed by the Company through such date.

          b. Notwithstanding Section 3(a), upon a Change in Control the deferred compensation obligation provided for by this Agreement shall immediately become fully vested as to 100% of the Deferred Compensation Units.

          c. Upon a termination of Executive's employment for any reason, Executive shall forfeit all the Deferred Compensation Units that are not vested as of such date.

          d. Upon a termination of Executive's employment for Cause or Executive's breach, before November 1, 2003, of Section 2 of his severance agreement with the Company, this Agreement shall immediately terminate and Executive shall forfeit any and all rights hereunder, including, but not limited to, rights with respect to vested Deferred Compensation Units (even if a Triggering Event has already occurred and, if a Triggering Event has occurred, even if payments had commenced to be paid as installments under
     Section 4(b)) and all rights to prepayments of deferred  compensation under
     Section 6.

          e. The parties shall promptly submit any dispute or claim arising out of or in respect to Section 3(d) (i.e., a dispute as to whether a termination of Executive's employment was for "Cause") to binding arbitration before one arbitrator ("Arbitrator"). The parties agree that binding arbitration shall be the sole means of resolving any such dispute or claim. The laws of the state where the Executive shall have been most recently employed by the Company shall apply to any arbitration hereunder. The Arbitrator shall be an active member of the bar in the state in which the arbitration shall occur, specializing for at least fifteen years in corporate and business law. The American Arbitration Association shall select the Arbitrator, upon the request of either side, within 30 days of request. The arbitration shall be held in the state in which Executive shall have been most recently employed by Company, in accordance with the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein. No party shall seek, and neither the Arbitrator nor any court shall award, punitive or other exemplary damages respecting any dispute relating to Section 3(d) of this Agreement. The costs of the Arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided herein, as applicable, shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs, for the reasons set forth, in such decision. Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the jurisdiction of the courts (Federal and state) in the state in which Executive shall have been most recently employed by the Company to enforce any award of the Arbitrator or to render any provisional or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including, without limitation, the parties hereto) shall have been absent from such arbitration for any reason, including, without limitation, that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding. This Section 3(e) shall not prevent the Company from seeking or obtaining temporary or preliminary injunctive relief in a court for any breach or threatened breach of Executive's obligations or responsibilities to the Company. This arbitration clause shall survive the termination of this Agreement. ALL PARTIES WAIVE TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER SECTION 3(d) OF THIS AGREEMENT.

     4. Payment of Deferred Compensation.

          a. Except as provided in Section 6, after a Deferred Compensation Unit vests, no payment shall be made with respect to the Deferred Compensation Unit until the occurrence of a Triggering Event. Except as provided in
     Section 4(b), within sixty (60) days after any Triggering Event, the Company shall pay to Executive, in cash or other immediately payable funds, an amount (the "Triggered Deferred Compensation Amount") equal to the excess of:

               i) the product obtained by multiplying

                    (1) the  value  of a  Deferred  Compensation  Unit as of the
               Triggering Event, determined in accordance with Section 5; by

                    (2) the lesser of

                         (a) the number of remaining vested Deferred Compensation Units credited to Executive's Deferred Compensation Account determined immediately prior to the Triggering Event; and

                         (b) the number of Stock Shares as to which the Triggering Event has occurred; over

               ii)  the  product  obtained  by  multiplying

                    (1) the sum of the respective quotients obtained by dividing

                         (a) each amount that has been paid to Executive, pursuant to Section 6(a), as an Accelerated DCA Payment (as defined in Section 6(a)), or that would have been so paid but for the operation of Section 6(b), by

                         (b) the number of shares of Class B Common Stock issued
                    or issuable under the Company's 2001 Stock Incentive Plan ("Plan Shares") constituting the numerator of the fraction referred to in clause (a)(ii) of Section 6 used to compute such amount; by

     (2) the lesser of:

                         (a) the number of remaining vested Deferred Compensation Units credited to Executive's Deferred Compensation Account determined immediately prior to the Triggering Event; and

                         (b) the number of Stock Shares as to which the Triggering Event has occurred.

          b. Notwithstanding Section 4(a), (i) in the event that the payment hereunder would impair the Company's cash flow, as reasonably determined by the Board in its sole discretion (which may take into account, without limitation, other deferred compensation payments under other deferred compensation agreements) or (ii) to the extent required by any credit agreement or similar instrument, in lieu of paying the entire Triggered Deferred Compensation Amount in a single payment, the Company may elect to pay the Triggered Deferred Compensation Amount in equal installments over a period not exceeding five years, with installment payments being made not less frequently than annually and the first installment payment being made not later than 60 days after the Triggering Event; provided, however, that on or before the consummation of any Change in Control, the Company shall pay Executive the full, unpaid balance of the Triggered Deferred Compensation Amount. In the event that the Company elects to pay the Triggered Deferred Compensation Amount in installments, interest on the unpaid balance shall be calculated using the prime rate, as published in the Wall Street Journal or a similar publication on the date prior to each payment date.

          c. Upon the making of payment of the Triggered Deferred Compensation Amount (or, if applicable pursuant to Section 4(b), the commencement of payment), the number of vested Deferred Compensation Units credited to Executive's Deferred Compensation Account shall be reduced by the lesser of
     (A) the number of remaining vested Deferred Compensation Units credited to Executive's Deferred Compensation Account determined immediately prior to the Triggering Event and (B) the number of Stock Shares as to which the Triggering Event has occurred.

     5. Value of Deferred Compensation Unit. The value of a Deferred Compensation Unit as of any date (the "Determination Date") shall be determined by dividing (I) any excess of (A) the sum of (1) the lesser of (i) the total of the face amounts of the Investor Notes outstanding on the Determination Date or
(ii) the sum of Enterprise Value for the fiscal year ended immediately before the Determination Date and the CE Proceeds plus (2) the amounts of all cash repayments of principal and cash payments of interest on the Investor Notes from the date hereof through the Determination Date over (B) $60,000,000 by (II) the Adjusted Shares Outstanding.

          For purposes of this Section 5, the following definitions shall apply:

          a. "Adjusted Shares  Outstanding"  shall mean 16,485.

          b. "CE Proceeds" shall mean the sum of the products obtained by multiplying the exercise price of each CE Security outstanding on the Determination Date by the number of shares of common stock issuable upon exercise of such CE Security.

          c. "CE Security" shall mean each warrant or stock option exercisable to purchase Company common stock first outstanding on or before the date of this Agreement, insofar as its exercise price is less than the quotient obtained by dividing Enterprise Value as of the Determination Date by Adjusted Shares Outstanding.

          d. "Enterprise Value" as of the end of a fiscal year shall mean any excess of Asset Value over Consolidated Debt. Asset Value as of the end of a fiscal year shall mean the sum of (i) the product obtained by multiplying EBITDA for such fiscal year (including revenue from timber sales, but excluding sales of real estate or other one-time revenue items) as determined from the Company's annual audited income statement for such year, by 7.5, plus, as of the end of such fiscal year, (ii) the fair market value of real property available for development, owned by Company or any subsidiary, plus (iii) the fair market value of Company's interest in, and of the interest of any Company affiliate in, the East West joint ventures (which, for this purpose includes any transaction between Company or any Company affiliate and East West Partners, Inc. or any affiliate thereof), including East West Resort Development V, L.P., L.L.L.P. (collectively, an "East West Entity"), and any other joint venture or transaction as to which Executive has, at Company's request, provided material assistance in negotiating or overseeing. Consolidated Debt shall mean the mean of the monthly balances, as recorded on the books of Company or its subsidiaries in accordance with GAAP, during such fiscal year of debt for borrowed money, including short-term debt for money borrowed, capitalized leases, and redeemable preferred stock, but excluding the Investor Notes or accruals thereon.

          e. "Investor Notes" means the Company's 12% notes made to CIBC WG Argosy Merchant Fund 2, L.L.C., John Hancock Life Insurance Company, and their affiliates, and to Booth Creek Partners Limited II, L.L.L.P.

     For purposes of the definition of Adjusted Shares Outstanding and for purposes of determining the number of Deferred Compensation Units credited to the Executive's Deferred Compensation Account, the number of shares outstanding or issued as of any date shall be appropriately adjusted for stock dividends, stock splits, reverse stock splits, etc. occurring subsequent to the date hereof.

     Any dispute over any accounting determination shall be resolved conclusively by Company's regularly engaged independent auditors, applying GAAP consistently with Company's past practices, and, if Company and Executive shall disagree regarding fair market value of real property or any interest referred to in Section 5(d), clause (iii), a conclusive determination shall be made by an appraisal firm selected by an accounting firm selected by lot from among those of the five largest United States accounting firms that shall have had no material relationship with Company, any Company affiliate, Executive, or any member of Executive's family. Any determination of the fair market value of any interest referred to in Section 5(d), clause (iii) shall be made without any minority discount. The fees and expenses of such independent auditors or appraisal firm shall be borne by Company. If the disputed item shall have been previously determined under Company's employment agreement with Elizabeth J. Cole, under Company's employment agreement with Christopher P.
Ryman, or under any other employee deferred compensation agreement with Company, such determination shall bind Company and Executive hereunder.

     For purposes of determining the value of a Deferred Compensation Unit under the formula set forth in the first paragraph of this Section 5, if the Board authorizes a transaction (or is notified that some or all of its stockholders have entered into an agreement to engage in a transaction) which transaction, if consummated, would constitute a Change in Control, then, for purposes of establishing the value of a Deferred Compensation Unit under the first paragraph of this Section 5, the Board shall equitably adjust "the Enterprise Value for the fiscal year ended immediately before the Determination Date" based on the value of the Company as reflected in the transaction.

     6. Prepayments of Deferred Compensation.

          a. Subject to Section 6(b), at any time a cash payment of principal or interest on the Investor Notes, as defined in Section 5 (a "Cash Note Payment"), shall be made that, together with all other Cash Note Payments made after the date hereof, exceeds $60,000,000 (such Cash Note Payment, to the extent of such excess, being referred to herein as a "Note Excess Payment"), the Company shall pay to Executive an amount (an "Accelerated DCA Payment") equal to the product obtained by multiplying:

               i) the excess of:

                    (1) the quotient obtained by dividing

                         (a) such Note Excess Payment by

                         (b) .85; over

                    (2) the Note Excess Payment; by

               ii) a fraction, the numerator of which shall be the number of Plan Shares then held (or subject to stock options then held) by Executive, whether or not vested, and the denominator of which shall be 2,473, as appropriately adjusted for stock dividends, stock splits, reverse stock splits, etc., occurring subsequent to the date of issue of the Plan Shares.

          b. Notwithstanding Section 6(a), no Accelerated DCA Payment shall be made to Executive pursuant to the preceding sentence at the time any Cash Note Payment shall be made from proceeds of an initial public offering of Company equity securities registered under the Securities Act (an "IPO") or during the period of not less than six nor more than 12 months following an IPO during which Executive shall, pursuant to the Stockholders Agreement between Executive, Christopher P. Ryman, Elizabeth J. Cole, Timothy H. Beck, John Hancock Life Insurance Company, Hancock Mezzanine Partners, L.P., CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant Fund, LLC, and the Company (the "Stockholders Agreement"), refrain from selling any Company common stock (the "Lockup Period") but, subject to the next sentence, within five days following the end of the Lockup Period, Company shall pay Executive an amount (a "Deferred Accelerated DCA Payment") equal to one quarter of the total of all Accelerated DCA Payments that Company would have made pursuant to Section 6(a), but for the operation of this
     Section 6(b), computed without regard to the effect of the next sentence, and Company shall pay to Executive three additional Deferred Accelerated DCA Payments, in amount equal to the first one, at the end of each of the sixth, 12th, and 18th month after the end of the Lockup Period. There shall be deducted from any Accelerated DCA Payment or Deferred Accelerated DCA Payment an amount (a "DCA Vesting Deduction") equal to the percentage of Executive's Plan Shares that are not vested at the time such Accelerated DCA Payment or Deferred Accelerated DCA Payment shall be payable. At each time that Executive's Plan Shares shall vest, Company shall pay to Executive an amount (a "DCA Vesting Payment") bearing the same proportion to the amount of each DCA Vesting Deduction theretofore made as the number of Plan Shares so vesting shall bear to the number of Executive's Plan Shares that shall have remained unvested at the time such DCA Vesting Deduction shall have been made. Upon the occurrence of a Change in Control, Company shall pay to Executive an amount equal to the sum of all DCA Vesting Deductions theretofore made over the amount of all DCA Vesting Payments theretofore made and, thereafter, the two preceding sentences shall have no further effect.

     7. Unfunded Obligation.

          a. Deferred amounts to be paid to Executive pursuant to the Agreement shall constitute an unfunded obligation of the Company. The establishment of the Deferred Compensation Account and the crediting thereto of Deferred Compensation Units is solely for accounting purposes. Deferred Compensation Units are not property and the crediting of Deferred Compensation Units to the Deferred Compensation Account does not convey to Executive any property rights in the Company or any of its assets.

          b. Executive shall be a general unsecured creditor of the Company with respect to amounts payable hereunder; the Agreement constitutes a mere promise by the Company to make benefit payments in the future.

          c. The Company may, but need not, arrange for the purchase of insurance contracts or other assets and may, but need not, establish a so-called "rabbi trust" or other informal funding vehicle to facilitate the payment of benefits and to discharge the liability of the Company hereunder. The making of any such investments and/or the creation or maintenance of memorandum accounts or a rabbi trust or other informal funding vehicles shall not, however, be deemed to create a trust or a fiduciary relationship between the Company and Executive or otherwise confer on Executive or his/her creditors a vested or beneficial interest in any assets of the Company whatsoever. Executive shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Agreement.

     8. Adjustments to Deferred Compensation Units. The number of Deferred Compensation Units outstanding, and the value of a Deferred Compensation Unit, shall be adjusted by the Board to equitably reflect any changes in the number of shares of Common Stock outstanding. In the event that the Company (i) pays a dividend or other distribution on its Common Stock in shares of any class or series of its capital stock; (ii) subdivides its outstanding shares of Common Stock; (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issues any shares of its capital stock in a reclassification of Common Stock, the Board shall make any or all of the following adjustments as it deems appropriate to equitably reflect such event:
(A) adjust the aggregate number of Deferred Compensation Units subject to the Agreement; (B) revise the definition of a Triggering Event such that the deferred compensation payment obligation hereunder tracks a security other than (or in addition to) Common Stock; and (C) make any other equitable adjustments or take such other equitable actions as the Board, in its discretion, shall deem appropriate. Without limiting the foregoing, the adjustments provided for in this Section shall not be made in the event that the Company issues any shares of its capital stock for consideration received.

     9. Impact of Stock Share Transfers at Death. If Executive transfers any or all of the Stock Shares at death, by will or intestacy, to a person or other party (an "Inheritor") (i) the determination of whether a Triggering Event has occurred with respect to the Stock Shares so transferred shall be made by reference to sales and transfers by the Inheritor; and (ii) the deferred compensation payment due upon the occurrence of a Triggering Event with respect to such Stock Shares shall be made to the Inheritor.

     10. Nonassignment; Payments After Death.

          a. Subject, in the case of death, to Sections 9 and 10(b), Executive's right to the payment of any amounts hereunder may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

          b. In the event that Executive dies after a Triggering Event, but before the Company has made payment to Executive for such Triggering Event, the Company shall make the deferred compensation payment due with respect to such Triggering Event to Executive's estate.

     11. Tax Withholding. Appropriate taxes, as determined by the Company, shall be withheld from payments made to Executive hereunder. To the extent tax withholding is payable in connection with Executive's deferral of income, rather than in connection with the payment of deferred amounts, such withholding may be made by the Company from other wages and salary currently payable to Executive.

     12. No Right to Continued Employment. Nothing herein shall be construed to confer upon Executive any right to continued employment with the Company, nor shall the Agreement interfere in any way with the right of the Company to terminate Executive's employment at any time without assigning any reason therefor.

     13. Transfer to and from Affiliates. For purposes of this Agreement "employment" shall include all periods of employment with any entity that directly or through one or more intermediaries, is controlled by the Company (a "Company Affiliate"), and a transfer from the Company to a Company Affiliate or visa versa, or a transfer from one Company Affiliate to another, will not be treated as a termination of employment.

     14. No Shareholder Rights. Nothing herein shall be construed to confer upon Executive any rights of a shareholder of the Company, including, without limitation, the right to vote or receive dividends.

     15. Replacement of Prior Agreements. This Agreement sets forth the entire understanding of the parties with respect to the subject matter provided for herein, and supersedes any and all existing agreements between the parties concerning such subject matter. Executive hereby waives any and all claims that may exist on the date hereof (including, but not limited to, contingent claims) arising from any oral or written agreement between the parties which relates to the subject matter provided for herein.

     16. Exclusion from Benefit Computations. Except as expressly specified in the applicable plan or program, no amount payable hereunder shall be considered salary, wages or compensation for purposes of determining the amount or nature of benefits that Executive is entitled to receive under any Company benefit plan or program.

     17. Law to Govern. All questions pertaining to the construction, regulation validity and effect of the provisions of the Agreement shall be determined in accordance with the internal laws of the jurisdiction of incorporation of the Company (without regard to conflicts of laws).

                  IN WITNESS WHEREOF, the Company and Executive have entered into this Agreement as of the date first set forth above.



                                 BOOTH CREEK SKI GROUP, INC.


                                 By: / s / Christopher P. Ryman
                                 ------------------------------
                                 Name:  Christopher P. Ryman
                                 Title: President and Chief Operating Officer



                                  / s / Brian J. Pope
                                  -------------------
                                  Brian J. Pope